Exhibit 99

CopyTele Announces Private Placement

MELVILLE, NY – September 13, 2012:  CopyTele, Inc. (OTCBB: COPY) announce today that it has completed the private placement of $750,000 of 8% convertible debentures due September 12, 2016 to five accredited investors, including our current Chairman and Chief Executive Officer and one other director of the Company.  The debentures pay interest quarterly and are convertible into shares of our common stock at a conversion price of $0.092 per share on or before September 12, 2016.  We may prepay the debentures at any time without penalty upon 30 days prior notice. Additional information with respect to this private placement will be available in the Company’s Form 8-K to be filed with the Securities and Exchange Commission.  Gross proceeds to the Company were $750,000.

The CopyTele securities being sold have not been registered under the Securities Act of 1933, or any state securities laws and may not be offered or sold in the United States absent registration or an exemption from the registration requirements of the Securities Act and applicable state laws.

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Forward-Looking Statements:

Statements that are not historical fact may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but rather reflect CopyTele's current expectations concerning future events and results. CopyTele generally uses the words "believes", "expects", "intends", "plans", "anticipates", "likely", "will" and similar expressions to identify forward-looking statements. Such forward-looking statements, including those concerning CopyTele's expectations, involve known and unknown risks, uncertainties and other factors, some of which are beyond CopyTele's control, which may cause CopyTele's actual results, performance or achievements, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. In evaluating such statements as well as the future prospects of CopyTele, specific consideration should be given to various factors, including the following: CopyTele's prior history of losses and negative cash flows from operations; CopyTele's ability to obtain debt or equity financing to continue our marketing, research and development activities, on terms acceptable to CopyTele, if cash generated from operations is insufficient to satisfy our liquidity requirements; CopyTele's ability to commercialize E-Paper® and Nano displays, the possible development of competitive products that could render CopyTele's products obsolete or unmarketable; and other risks as detailed from time-to-time in CopyTele's filings with the Securities and Exchange Commission. CopyTele undertakes no obligation to update any forward-looking statement as a result of new information, unanticipated events, or otherwise.